Exhibit 2.2


                         AGREEMENT AND PLAN OF MERGER

    Agreement and Plan of Merger, dated as of July 11, 1996, by and between Washington Federal Savings and Loan Association (the "Acquiror Bank") and Metropolitan Federal Savings and Loan Association of Seattle (the "Bank").

                                  WITNESSETH:

    WHEREAS, the Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Metropolitan Bancorp (the "Company"); and

    WHEREAS, the Acquiror Bank is a federally-chartered savings and loan association and a wholly-owned subsidiary of Washington Federal, Inc. (The "Acquiror"); and

    WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of July 11, 1996 (the "Agreement"), pursuant to which the Company will merge with and into the Acquiror (the "Parent Merger"); and

    WHEREAS, the Bank and the Acquiror Bank (the "Constituent Banks") desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

    1. The Merger. Subject to the terms and conditions of this Agreement and Plan of Merger, at the Effective Time (as defined in Section 2 hereof), the Bank shall merge with and into the Acquiror Bank (the "Merger") under the laws of the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

    2. Effective Time. The Merger shall become effective on the date and at the time that Articles of Combination are endorsed by the Office of Thrift Supervision (the "OTS"), unless a later date and time is specified as the effective time in such Articles of Combination (the "Effective Time").

    3. Charter; Bylaws. The Charter and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

    4. Name; Offices. The name of the Surviving Bank shall be "Washington Federal Savings and Loan Association." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Bank and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Bank and the Acquiror Bank which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Bank or the Acquiror Bank and applicable regulatory authorities after the date hereof.

    5.  Directors and Executive Officers.  Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of nine persons the names and residence addresses of which are set forth as Schedule II hereto and
(ii) the executive officers of the Surviving Bank shall be the executive officers of the Acquiror Bank immediately prior to the Effective Time.

    6. Effects of the Merger. Upon consummation of the Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Merger had not occurred. In accordance with 12 C.F.R. 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Bank in connection with its conversion to stock form.

    7.  Effect on Shares of Stock.

   (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

   (b) At the Effective Time, each share of Bank common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Bank common stock held in the treasury of the Bank immediately prior to the Effective Time shall be retired and canceled.

    8. Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Bank acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement and Plan of Merger, the Bank and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement and Plan of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Bank or otherwise to take any and all such action.

    9. Counterparts. This Agreement and Plan of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

    10. Governing Law. This Agreement and Plan of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Washington.

    11. Amendment. Subject to applicable law, this Agreement and Plan of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Bank at any time prior to the Effective Time.

    12. Waiver. Any of the terms or conditions of this Agreement and Plan of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

    13. Assignment. This Agreement and Plan of Merger may not be assigned by any party hereto without the prior written consent of the other party.

    14. Termination. This Agreement and Plan of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

    15. Procurement of Approvals. This Agreement and Plan of Merger shall be subject to the approval of the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at a meeting to be called and held by each in accordance with the applicable provisions of law and their respective Charter and Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Bank shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the OTS as may be required by applicable laws and regulations.

    16. Conditions Precedent. The obligations of the parties under this Agreement and Plan of Merger shall be subject to: (i) the approval of this Agreement and Plan of Merger by the Acquiror as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Bank at meetings of shareholders duly called and held (or by consent or consents in lieu thereof); (ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required; (iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Bank as offices of the Surviving Bank; and (iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.


      IN WITNESS WHEREOF, each of the Acquiror Bank and the Bank has caused this Agreement and Plan of Merger to be executed on its behalf by its duly authorized officers.

                                       WASHINGTON FEDERAL SAVINGS
                                             AND LOAN ASSOCIATION
Attest:



/s/ Ronald L. Saper                      By:/s/ Guy C. Pinkerton
Name:   Ronald L. Saper                  Name:   Guy C. Pinkerton
Title:  Senior Vice President            Title:  Chairman, President and
        and Chief Financial Officer              Chief Executive Officer






                                       METROPOLITAN FEDERAL SAVINGS
                                       AND LOAN ASSOCIATION OF SEATTLE
Attest:



/s/ Edwin C. Hedlund                   By: /s/ Patrick F. Patrick
Name:   Edwin C. Hedlund                   Name:  Patrick F. Patrick
Title:  Secretary                          Title:  President and Chief
                                                   Executive Officer



                                  SCHEDULE I

                        Offices of the Surviving Bank

Home Office:                  425 Pike Street
                              Seattle, WA  98101

Other Offices:

Southern Washington Division:

Arctic Building Office        700 Third Avenue
                              Seattle, WA  98104

Ballard Office                2020 N.W. Market Street
                              Seattle, WA  98107

Bellevue/Redmond Office       14801 N.E. Bellevue-Redmond Rd.
                              Bellevue, WA  98007

Bothell Office                10116 N.E. 183rd
                              Bothell, WA  98011

Bremerton Office              4250 Wheaton Way
                              Bremerton, WA  98310

Centralia Office              110 No. Pearl Street
                              Centralia, WA  98531

Federal Way Office            2206 South 320th
                              Federal Way, WA  98003

Kent Office                   10415 S.E. 240th Street
                              Kent, WA  98031

Kirkland Office               116 Kirkland Avenue
                              Kirkland, WA  98033

Lacey Office                  4110 Pacific Avenue S.E.
                              Lacey, WA  98503

Lynnwood Office               5809 196th S.W.
                              Lynnwood, WA  98036

Magnolia Office               3219 West McGraw Street
                              Seattle, WA  98199

Olympia Office                422 Capitol Way So.
                              Olympia, WA  98501

Poulsbo Office                18960 State Hwy. N., #104
                              Poulsbo, WA  98370

Rainier Office                4800 Rainier Avenue South
                              Seattle, WA  98118

Sequim Office                 191 W. Washington Street
                              Sequim, WA  98382

University Place Office       3702-A Bridgeport Way West
                              Tacoma, WA  98466

Wedgwood Office               7334 35th Avenue, N.E.
                              Seattle, WA  98115

West Seattle Office           4700 42nd Avenue, S.W.
                              Seattle, WA  98116

Northern Washington Division:

Mount Vernon Office           317 Second Street
                              Mount Vernon, WA  98273

Anacortes Office              1017 Commercial Avenue
                              Anacortes, WA  98221

Bellingham Office             1100 Lakeway Drive
                              Bellingham, WA  98226

Burlington Office             300 East Fairhaven Avenue
                              Burlington, WA  98233

Eastsound Office              Eastsound Square
                              Eastsound, WA  98245

La Conner Office              620 Morris Street
                              La Conner, WA  98257

Mount Vernon Mall Office      225 East College Way
                              Mount Vernon, WA  98273

Oak Harbor Office             9067 90th N.W.
                              Oak Harbor, WA  98277

Sedro-Woolley Office          Fourth and State Streets
                              Sedro Woolley, WA  98284

Stanwood Office               9025 271st N.W.
                              Stanwood, WA  98292

Western Idaho Division:

Boise Main Office             1001 West Idaho Street
                              Boise, ID  83702

Broadway Office               1789 Broadway Avenue
                              Boise, ID  83706

Caldwell Office               515 Cleveland Boulevard
                              Caldwell, ID  83605

Cole & Ustick Office          3197 North Cole Road
                              Boise, ID  83704

Eagle Office                  560 East State Street
                              Eagle, ID  83616

Fairview Office               10150 Fairview Avenue
                              Boise, ID  83704

Hillcrest Office              1581 South Orchard
                              Boise, ID  83705

Jerome Office                 140 East Main Street
                              Jerome, ID  83338

McCall Office                 101 E. Lake Street
                              McCall, ID  83638

Meridian Office               713 East First Street
                              Meridian, ID  83642

Mountain Home Office          310 American Legion Blvd.
                              Mountain Home, ID  83647

Nampa Office                  223 11th Avenue South
                              Nampa, ID  83651

Nampa Midland Office          1001 Nampa/Caldwell Blvd.
                              Nampa, ID  83651

Orchard Office                10 South Orchard Street
                              Boise, ID  83705

Twin Falls Office             494 Blue Lakes Blvd. North
                              Twin Falls, ID  83301

Eastern Idaho Division:

Idaho Falls Office            500 North Capital
                              Idaho Falls, ID  83402

17th Street Office            2287 East 17th Street
                              Idaho Falls, ID  83404

Blackfoot Office              715 West Judicial
                              Blackfoot, ID  83221

Pocatello-Yellowstone Office  1045 Yellowstone Avenue
                              Pocatello, ID  83201

Rexburg Office                80 North 200 East
                              Rexburg, ID  83440

Oregon Division:

Albany Main Office            300 Ellsworth St., S.W.
                              Albany, OR  97321

Bend Office                   2415 N.E. Highway 20
                              Bend, OR  97701

Corvallis Office              1111-A N.W. Ninth Street
                              Corvallis, OR  97330

Dallas Office                 611 Main Street
                              Dallas, OR  97338

East Salem Office             1677 Hawthorne Ave., N.E.
                              Salem, OR  97301

Eugene Coburg Office          1745 Coburg Road
                              Eugene, OR  97401

Eugene - 11th Avenue Office   200 East 11th Avenue
                              Eugene, OR  97401

Florence Office               620 Highway 101
                              Florence, OR  97439

Hillsboro Office              1234 W. Baseline
                              Hillsboro, OR  97123

Hood River Office             215 Oak Street
                              Hood River, OR  97031

Lincoln City Office           1545 North Highway 101
                              Lincoln City, OR  97367

Monmouth Office               523 Main Street East
                              Monmouth, OR  97361

Newport Office                505 North Coast Highway
                              Newport, OR  97365

Portland Office               435 S.W. 5th Avenue
                              Portland, OR  97204

Salem Office                  198 Liberty Street, N.E.
                              Salem, OR  97301

The Dalles Office             235 E. Third Street
                              The Dalles, OR  97058

Vancouver Office              13411 S.E. Mill Plain Blvd.
                              Suite A-1
                              Vancouver, WA  98383

Waldport Office               325 N.W. Hemlock
                              Waldport, OR  97394

West Salem Office             777 Wallace Road N.W.
                              Salem, OR  97304

Wilsonville Office            29028 Town Center Loop, E.
                              Wilsonville, OR  97070

Woodburn Office               999 N. Cascade Drive
                              Woodburn, OR  97071

Utah Division:

Plaza Main Office             505 East 200 South
                              Salt Lake City, UT  84147

Cottonwood Office             4748 S. Highland Drive
                              Salt Lake City, UT  84117

Eagle Gate Office             60 East South Temple
                              Suite 110-63
                              Salt Lake City, UT  84111

Fashion Place Office          181 East 6100 South
                              Murray, UT  84107

Foothill Office               1442 Foothill Dr.
                              Salt Lake City, UT  84108

Layton Office                 1597 N. Woodland Park Dr.
                              Layton, UT  84041

Logan Office                  399 North Main
                              Logan, UT  84321

Olympus Hills Office          3983 S. Wasatch Blvd.
                              Salt Lake City, UT  84124

Price Office                  308 East Main
                              Price, UT  84501

Sugar House Office            2262 S. Highland Drive
                              Salt Lake City, UT  84106

Tremonton Office              340 E. Main Street
                              Tremonton, UT  84337

Arizona Division:

South Tucson Office           1833 South 6th Ave.
                              Tucson, AZ  85713

Speedway/El Rancho Office     3333 E. Speedway Blvd.
                              Tucson, AZ  85716

Swan Sunrise Office           4788 E. Sunrise Dr.
                              Tucson, AZ  85718

Flowing Wells Office          1315 W. Prince Rd.
                              Tucson, AZ  85705

Camino Seco/Broadway Office   8675 E. Broadway Blvd.
                              Tucson, AZ  85710

Grant & Craycroft Office      5520 E. Grant Road
                              Tuscon, AZ  85712

Green Valley Office           303 E. Esperanza Blvd.
                              Green Valley, AZ  85614

Bank Offices:

Corporate Headquarters        1520 Fourth Avenue
                              Seattle, WA  98101

Auburn Office                 55 "A" Street S.E.
                              Auburn, WA  98002

Crown Hill Office             8318 15th Avenue, N.W.
                              Seattle, WA  98117

Eastgate Office               3712 150th S.E.
                              Bellevue, WA  98006

Edmonds Office                229 Main Street
                              Edmonds, WA  98020

Federal Way Office            1627 S. 312th
                              Federal Way, WA  98003

Lakewood Office               9919 Bridgeport Way S.W.
                              Tacoma, WA  98499

Rainier Beach Office          9325 Rainier Avenue S.
                              Seattle, WA  98118

Redmond Office                16200 Redmond Way
                              Redmond, WA  98052

West Seattle Office           6428 California Avenue S.W.
                              Seattle, WA  98136

Westlake Park Office          1516 Fourth Avenue
                              Seattle, WA  98101



                                   SCHEDULE II
                                                         Term
     Name                     Residence Address         Expires

Kermit O. Hanson            17760 - 14th N.W.
                            Seattle, WA 98177           1998

W. Alden Harris             111 W. Highland Dr., #8W
                            Seattle, WA 98119           1997

Anna C. Johnson             3715 West Fulton
                            Seattle, WA  98199          1999

Harold C. Kean              10509 Culpepper Ct., N.W.
                            Seattle, WA 98177           1997

Vernon Keener               460 2nd Ave. South, #201
                            Kirkland, WA 98033          1999

E.W. Mersereau, Jr.         831 E. Pacific View Dr.
                            Bellingham, WA 98226        1998

Guy C. Pinkerton            514 N.E. 97th, #301
                            Seattle, WA  98115          1998

Richard C. Reed             2010 Killarney Way
                            Bellevue, WA 98004          1999

Charles R. Richmond         10112 NE 38th Court, #906
                            Kirkland, WA  98033         1999